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                            PATRUSKY, MINTZ & SEMEL

                          CERTIFIED PUBLIC ACCOUNTANTS

                              22 CORTLANDT STREET

                              NEW YORK, N.Y. 10007


                                                           (212) 732-2600
                                                           TELEX 6971510
                                                       TELEFAX (212) 374-1967











                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation in the Proxy Statement Schedule 14A Information of Uniflex, Inc., of our report dated March 5, 1999.






/s/ Patrusky, Mintz & Semel


Patrusky, Mintz & Semel
May 13, 1999